Exhibit 99.1
Owlet Announces Strong Preliminary Fourth Quarter 2023 Results and to Report Fourth Quarter 2023 Financial Results on March 7, 2024
LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today announces the following preliminary unaudited results for the fourth quarter 2023.

Preliminary Unaudited Q4 2023 Financial Highlights
•Q4 Gross Sales is expected to be approximately $32.9 million, up 114% year over year.
•Q4 Net Revenue is expected to be approximately $21.0 million, up 75% year over year.
•Q4 Gross Margin is expected to be approximately 47%, up over 1,900 basis points from 27.8% year over year.
•Q4 Net Loss is expected to be approximately $6.9 million, down 65% from $19.5 million year over year.
•Q4 adjusted EBITDA loss is expected to be approximately $0.7 million, down 95% from $15.2 million year over year.

“We delivered on our promise to gain FDA clearances, improve operations, reduce costs, and bring the business near Adjusted EBITDA break even in the fourth quarter of 2023,” said Kurt Workman, Co-Founder and Chief Executive Officer. “We had incredibly strong sales performance on the back of FDA approvals nearly doubling sell-through during our holiday promotional period over 2022. In 2024 the momentum is building as we commercialize our new medical devices, expand distribution into healthcare and integrate with insurance providers for BabySat. Owlet is in the best operating health and product position in our company’s history and believe the combination of the operating leverage and new growth from FDA clearances will propel Owlet to a new level.”
Workman continued “It’s worth noting that Q4 gross margin & adjusted EBITDA loss were negatively impacted by non-recurring items associated with the transition of the US channel to Amazon 1P. Excluding these items, gross margin would have been just north of 50% and Adjusted EBITDA would have been positive for the quarter. This channel transition is behind us and we are realizing the full financial and operation benefits from this transition now. I’m proud of the immense progress our team has made in re-shaping the company in 2023.”
The Company will report its full fourth quarter and year-end 2023 financial results after the market closes on March 7, 2024. Owlet will issue a copy of the earnings release via Business Wire and include a copy on Owlet’s Investor Relations website at investors.owletcare.com. Owlet’s Chief Executive Officer, Kurt Workman, and Chief Financial Officer, Kate Scolnick, will host a conference call that same day at 4:30 p.m. ET to discuss these results and provide a business update.
To access the conference call by telephone, please dial (404) 975-4839 (domestic) or +833-470-1428 (international) and reference Access Code 102390. To listen to the conference

Exhibit 99.1
call via live audio webcast, please visit the Events section of Owlet’s Investor Relations website at investors.owletcare.com.
The archived webcast will also be available on Owlet’s Investor Relations website mentioned above.
Note Regarding Preliminary Unaudited Results
The preliminary unaudited results for the three-months ended December 31, 2023 included in the press release are estimates and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter and full year ended December 31, 2023 are not yet complete. Actual results will be reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may change as a result of such financial closing procedures, final adjustment, management’s review of results, and other developments that may arise between now and the time the Company’s financial closing procedures are finalized and the audit of its financial statements for the fiscal year ended December 31, 2023 is completed. The Company’s independent auditor has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary unaudited results and has not expressed any opinion or other form of assurance with respect to such results.
Preliminary return and chargeback allowances for the quarter, which impact the Company’s net revenue, have been estimated based upon historical averages and an initial analysis of claims received and are preliminary and subject to the completion of financial closing procedures and any potential receipt of new information. As a result, preliminary unaudited net revenue for the quarter ended December 31, 2023 may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the fiscal year ended December 31, 2023.
About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s estimated financial results for the fourth quarter ended December 31, 2023, growth prospects and expanded product offerings. In some cases, you can identify forward-looking statements by

Exhibit 99.1
terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) completion of the Company’s financial closing procedures and any potential receipt of new information that would impact the Company’s preliminary fourth quarter estimated financial results included in this press release, (ii) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (iii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iv) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (v) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (vi) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vii) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (viii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (ix) Owlet’s ability to upgrade and maintain its information technology systems; (x) changes in applicable laws or regulations; (xi) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events; (xii) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xiii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023

Exhibit 99.1
and September 30, 2023 and as any such factors may be updated from time to time in the Company’s other filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.
Disclosure Regarding Non-GAAP Financial Measures
The Company has included a preliminary estimate of adjusted EBITDA, a financial measure that is not presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
The Company adjusted EBITDA as an internal measure of business operating performance and as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that this non-GAAP financial measure is an important supplemental measure of operating performance because it excludes items that vary from period to period without correlation to the Company’s core operating performance and highlights trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA in evaluating issuers, and the presentation of adjusted EBITDA facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measure should not be considered as an alternative to net loss as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest expense from contingent beneficial conversion feature, interest income, depreciation and amortization, restructuring costs, warrant liability adjustments, gain on loan forgiveness, stock-based compensation, and transaction costs.

Exhibit 99.1
Adjusted EBITDA is not a recognized term under GAAP, and the Company’s presentation of adjusted EBITDA does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA (and similarly titled financial measures) in the same way, this measure as used by other companies may not be consistent with the way the Company calculates such measure. Adjusted EBITDA should not be construed as a substitute for or a better indicator of the Company’s performance than the most directly comparable GAAP financial measure. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions)

	Three Months Ended December 31,
	2023	2022
Net loss	$(6.9)	$(19.5)
Income tax provision	—	—
Interest expense, net	0.2	0.3
Depreciation and amortization	0.1	0.4
EBITDA	$(6.6)	$(18.9)
Restructuring costs	—	0.2
Common stock warrant liability adjustment	3.6	(1.5)
Stock-based compensation	2.3	4.4
Transaction costs	—	0.6
Adjusted EBITDA	$(0.7)	$(15.2)

	Three Months Ended December 31,
	2023	2022
Revenue	21.0	12.0
Customer discounts	5.9	2.0
Returns & allowances	5.7	1.5
Net change in deferred revenue	0.3	(0.2)
Gross Billings	$32.9	$15.4
1 Amounts may not sum due to rounding
Investor Contacts:

Exhibit 99.1
Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com
Media Contacts:
pr@owletcare.com
owlet@diffusionpr.com
Source: Owlet, Inc.